UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2015

Apollo Education Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Subject to stockholder approval, on July 31, 2015, the Board of Directors of Apollo Education Group, Inc. (the “Company”) approved a proposal to amend the Company’s 2000 Stock Incentive Plan to increase the per person per fiscal year share limit on awards thereunder from 1,000,000 to 2,000,000 (and from 1,500,000 to 2,000,000 for newly hired participants) and to make minor administrative and technical updates (as amended, the “Plan”).
On the same day, the holders of the Company’s Class B common stock, the Company’s only outstanding voting stock, approved the Plan.
The Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At a duly-noticed special meeting held on July 31, 2015, the holders of the Company’s Class B common stock unanimously approved the Company’s 2000 Stock Incentive Plan, as amended, which reflects an increase in the per person per fiscal year share limit on awards under the Plan from 1,000,000 to 2,000,000 (and from 1,500,000 to 2,000,000 for newly hired participants) and minor administrative and technical updates.
The Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K.
Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is provided herewith:

Exhibit Number	Exhibit Description
10.1	Apollo Education Group, Inc. 2000 Stock Incentive Plan, as amended and restated July 31, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO EDUCATION GROUP, INC.

August 5, 2015	By:	/s/ Joseph L. D’Amico
Name: Joseph L. D’Amico Title: Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Apollo Education Group, Inc. 2000 Stock Incentive Plan, as amended and restated July 31, 2015